June 19, 2012

To Whom It May Concern:

Company Name: ANDO Corporation
Name of Representative: Toshiaki Nomura,
President and representative director
(Stock Code: 1816, First Section of the Tokyo Stock Exchange)
Contact: Haruhito Nozaki,
General Manager, Corporate Planning Department, Office of the President
(Tel: +81-3-3457-9220)

Company Name: HAZAMA CORPORATION
Name of Representative: Toshio Ono
President and representative director
  (Stock Code: 1719, First Section of the Tokyo Stock Exchange)
Contact: Isato Yamaguchi,
Manager, CSR Promotion Department
(Tel: +81-3-3588-5711)

Notice Concerning Personnel Changes in Directors and Auditors, including Representative Director, at HAZAMA ANDO CORPORATION

ANDO Corporation (“ANDO”) and HAZAMA CORPORATION (“HAZAMA”) hereby announce that it was informally decided at the meetings of their respective Boards of Directors held today to carry out personnel changes in Directors and Auditors, including Representative Director, at HAZAMA ANDO CORPORATION which will be established through a merger between the two companies on April 1, 2013 (the “Merger”).

The proposed personnel changes are expected to be formally decided at the Board of Directors meeting of HAZAMA ANDO CORPORATION, upon receipt of approval at HAZAMA’s general shareholders’ meeting to be held on June 28, 2012 and HAZAMA’s extraordinary shareholders’ meeting to be held on July 20, 2012.

Note that the proposed personnel changes are subject to the satisfaction of various conditions, such as approval of the Merger at ANDO’s general shareholders’ meeting to be held on June 28, 2012 and HAZAMA’s extraordinary shareholders’ meeting and class meeting to be held on July 20, 2012, as well as approval of partial amendments to the articles of incorporation at HAZAMA’s extraordinary shareholders’ meeting to be held on the same day.

Specifics

1.	Directors as of the effective date for the Merger (On April 1, 2013 – tentative)

Chairman of the board of directors & Representative Director	Toshio Ono

President & Representative Director	Toshiaki Nomura

Vice President & Representative Director	Mitsuaki Higo

Vice President & Representative Director	Ken Aoki

Vice President & Representative Director	Haruyuki Kaneko

Director	Hisanori Ueno

Director	Yoshinobu Okabe

Director	Hikari Yamazaki

Director	Hidekazu Kojima

Director	Hisayoshi Kinoshita

Director	Masanori Komiya

2.	Auditors as of the effective date for the Merger (On April 1, 2013 – tentative)

Auditor	Motonori Kinoshita

Auditor	Takashi Yamada

Auditor	Junichi Kurosaki

Auditor	Takashi Ejiri

* Mr. Kurosaki and Mr. Ejiri are candidates for external auditors specified under Article 2-16 of the Corporate Act.

3.	Brief Biography of Representative Directors

Name (date of birth)	Profile, position and responsibilities, And important current positions at other companies, etc.
Toshio Ono (May 18, 1947)	April 1972	Joined HAZAMA CORPORATION (Old HAZAMA)
	October 2003	Executive Officer, General Manager of Kyushu Branch
	May 2005	Executive Officer, General Manager of Kanto Civil Engineering Branch
	June 2005	Managing Executive Officer, General Manager of Kanto Civil Engineering Branch
	June 2007	Representative Director & Vice President, In Charge of Civil Engineering Construction Division & International Division
	December 2007	Representative Director & President (to present)
* Mr. Ono owns 85,100 common shares of HAZAMA CORPORATION as of March 31,2012.
Toshiaki Nomura (March 4, 1950)	April 1972	Joined ANDO Corporation
	November 2003	Senior General Manager, Osaka Branch
	April 2004	Executive Officer, Senior General Manager, Osaka Branch
	April 2006	Managing Executive Officer, Senior General Manager, Marketing Division Second
	June 2006	Director, Managing Executive Officer, Senior General Manager, Marketing Division Second
	April 2008	Director, Senior Executive Officer, Senior General Manager, Marketing Division Second, Senior General Manager, Urban Redevelopment Division
	April 2009	Director, Senior Executive Officer, In Charge of Marketing Division, Senior General Manager, Marketing Division Second, Senior General Manager, Urban Redevelopment Division
	April 2010	Representative Director, Executive Vice President, In Charge of Marketing Division
	April 2011	President and Representative Director, Chief Executive Officer (to present)
* Mr. Nomura owns 33,000 common shares of ANDO Corporation as of March 31, 2012.
Mitsuaki Higo (June 29, 1950)	April 1974	Joined HAZAMA CORPORATION (Old HAZAMA)
	October 2003	Deputy General Manager of Yokohama Branch
	May 2005	General Manager of Kyushu Branch
	June 2005	Associate Executive Officer, General Manager of Kyushu Branch
	June 2006	Executive Officer, General Manager of Kyushu Branch
	June 2008	Managing Executive Officer, General Manager of Kyushu Branch
	April 2009	Managing Executive Officer, General Manager of Kanto Civil Engineering Branch
	April 2011	Managing Executive Officer, General Manager of Civil Engineering Construction Division
	June 2011	Director, Managing Executive Officer, General Manager of Civil Engineering Construction Division (to present)
* Mr. Higo owns 26,100 common shares of HAZAMA CORPORATION as of March 31, 2012.

Ken Aoki (June 8, 1949)	April 1974	Joined ANDO Corporation
	June 2003	Executive Officer, Senior General Manager, Tohoku Branch
	June 2005	Director, Executive Officer, Senior General Manager, Tohoku Branch
	April 2006	Director, Managing Executive Officer, Senior General Manager, Building Works Division Second, Metropolitan Area Division, In Charge of Tohoku Area
	April 2008	Director, Senior Executive Officer, Senior General Manager, Building Works Division Second, Metropolitan Area Division, In Charge of Tohoku Area
	April 2009	Director, Senior Executive Officer, Senior General Manager, Metropolitan Area Division, Building Works Division Second, In Charge of Tohoku Area
	April 2010	Representative Director, Executive Vice President, Senior General Manager, Metropolitan Area Division, In Charge of Safety
	April 2011	Representative Director, Executive Vice President, Senior General Manager, Enterprise Management Division, Senior General Manager, Metropolitan Area Division, In Charge of Safety
	April 2012	Representative Director, Executive Vice President, Senior General Manager, Enterprise Management Division, In Charge of Safety (to present)
* Mr. Aoki owns 45,000 common shares of ANDO Corporation as of March 31, 2012.
Haruyuki Kaneko (May 28, 1956)	October 2000	General Manager of Mitaka Branch, Dai-Ichi Kangyo Bank
	June 2004	General Manager of Sales Department X, Mizuho Corporate Bank
	March 2006	General Manager of Tsukiji Branch, Mizuho Bank
	April 2008	Executive Officer, Mizuho Trust & Banking Co.
	April 2009	Managing Executive Officer, Mizuho Trust & Banking Co.
	June 2010	Managing Director, Managing Executive Officer, Mizuho Trust & Banking Co.
	April 2011	Joined HAZAMA CORPORATION as corporate adviser
	June 2011	Senior Managing Executive Officer & Representative Director, In Charge of Corporate planning, finance, legal and inspections
	April 2012	Representative Director & Vice President, In Charge of Corporate planning, finance, legal and inspections (to present)
* Mr. Kaneko does not own common shares of HAZAMA CORPORATION as of March 31, 2012.

4.	Brief Biography of Directors

Name (date of birth)	Profile, position and responsibilities, and important concurrent positions at other companies, etc.
Hisanori Ueno (April 19, 1947)	April 1970	Joined ANDO Corporation
	April 1998	Deputy Senior General Manager, Tohoku Branch
	April 2002	Deputy Senior General Manager, Building Works Division Second
	April 2006	Senior General Manager, Marketing Division Third, Marketing Division
	April 2007	Executive Officer, Senior General Manager, Building Works Division First, Metropolitan Area Division
	April 2009	Joined HAZAMA CORPORATION as corporate adviser
	June 2009	Vice President/Representative Director, In Charge of Construction Division (to present)
Yoshinobu Okabe (February 28, 1948)	April 1971	Joined ANDO Corporation
	June 2003	Executive Officer, Senior General Manager, Overseas Division
	April 2005	Executive Officer, Senior General Manager, Office of the President, In Charge of Overseas Division
	June 2005	Director, Executive Officer, Senior General Manager, Office of the President, In Charge of Overseas Division
	April 2006	Director, Managing Executive Officer, Senior General Manager, Office of the President, In Charge of Overseas Division, In Charge of Affiliates
	April 2008	Director, Senior Executive Officer, Senior General Manager, Office of the President, Senior General Manager, International Division, In Charge of Affiliates
	April 2011	Director, Executive Vice President, Senior General Manager, Office of the President, In Charge of International Division, In Charge of Affiliates (to present)

Hikari Yamazaki (February 20, 1955)	March 2001	Executive Sales Manager, Mitsubishi Trust And Banking Corporation
	March 2004	General Manager, Sales Division II, Mitsubishi Trust And Banking Corporation
	August 2005	General Manager, Operations Division, Bank of Tokyo-Mitsubishi Trust Company (secondment)
	June 2007	Executive Officer, General Manager, Corporate Planning Department, Mitsubishi UFJ Trust and Banking Corporation
	June 2008	President/Representative Director, Shinwa Buildings
	April 2010	Joined HAZAMA CORPORATION as corporate advisor
	June 2010	Director Managing Executive Officer, In Charge of Building Construction Division
	April 2011	Director, Senior Managing Executive Officer, In Charge of Building Construction Division (to present)
Hidekazu Kojima (March 16, 1953)	April 1976	Joined HAZAMA CORPORATION (Old HAZAMA)
	October 2003	General Manager of Corporate Planning Department
	June 2005	General Manager of Secretary Department
	May 2007	Deputy General Manager of Kanto Civil Engineering Branch
	June 2007	Associate Executive Officer, General Manager of Kanto Civil Engineering Branch
	October 2009	Associate Executive Officer, Deputy General Manager of Corporate Planning Division
	April 2010	Executive Officer, General Manager of General Administration, In Charge of Corporate Planning Department
	June 2010	Director, Executive Officer, General Manager of General Administration, In Charge of Corporate Planning Department
	April 2011	Director, Managing Executive Officer, General Manager of General Administration Division, In Charge of CSR & Corporate Planning Department (to present)
Hisayoshi Kinoshita (December 18, 1952)	April 1975	Joined HAZAMA CORPORATION (Old HAZAMA)
	October 2003	General Sales Manager, Civil Engineering Division, Nagoya Branch
	January 2006	Deputy General Manager of Nagoya Branch
	June 2006	Associate Executive Officer, General Manager of Nagoya Branch
	June 2007	Executive Director, General Manager of Nagoya Branch
	April 2011	Managing Executive Officer, General Manager of Kanto Civil Engineering Branch (to present)
	June 2012	Director, Managing Executive Officer, General Manager of Kanto Civil Engineering Branch (planned)
Masanori Komiya (January 17, 1949)	April 1971	Joined ANDO Corporation
	April 2007	Executive Officer, Senior General Manager, Administration Division
	June 2008	Director, Executive Officer, Senior General Manager, Administration Division
	April 2009	Director, Managing Executive Officer, Senior General Manager, Administration Division (to present)

5.	Brief Biography of Auditors

Name (date of birth)	Profile, position and responsibilities, and important concurrent positions at other companies, etc.
Motonori Kinoshita (September 23, 1948)	April 1972	Joined ANDO Corporation
	August 2001	General Manager, Corporate Planning Department, Office of the President
	April 2004	General Manager, Finance & Accounting Department, General Administration Division
	July 2006	General Manager, Office of the Auditors
	June 2007	Auditor (to present)
Takashi Yamada (January 3, 1951)	April 1974	Joined HAZAMA CORPORATION (Old HAZAMA)
	October 2003	General Manager of Inspections & Audit Department
	April 2006	General Manager of Administration Department, International Division
	July 2010	Manager of Administration Department, International Operations Division
	June 2011	Auditor (to present)

Junichi Kurosaki (November 30, 1955)	October 2002	General Manager, Sales Promotion Unit, Asahi Mutual Life Insurance Company
	April 2003	General Manager, Gifu Branch
	April 2006	General Manager, Funabashi Branch
	April 2008	Deputy Director, Sales Operation
	April 2010	Executive Officer, General Manager of Osaka Branch
	April 2012	Corporate advisor, General Affairs & Personnel Division (to present)
	June 2012	Auditor, HAZAMA CORPORATION (planned)
Takashi Ejiri (May 16, 1942)	April 1969	Registered as an attorney at law
	November 1977	Partner at Masuda & Ejiri (presently, Nishimura & Asahi) (to present)
	November 2000	Auditor of Usen Corporation
	June 2004	Auditor of ANDO Corporation (to present)
	June 2006	Auditor of KAGOME Co. (to present)
	May 2010	Auditor of Mitsubishi UFJ Securities Holdings (to present) Auditor of Mitsubishi UFJ Morgan Stanley Securities Co. (to present) Auditor of DIP Corporation (to present)
End of Document